Exhibit 23.2

Ausenco Engineering Canada Inc.,
1050 West Pender Street, Suite 1200,
Vancouver, British Columbia, V6E 3S7

Consent of Ausenco Engineering Canada Inc.

We had appropriate individual Qualified Persons prepare the content in the technical report summary titled “Technical Report Summary on the Grassy Mountain Project, Oregon, U.S.A.” (the “TRS”) current as of June 30, 2022 for Paramount Gold Nevada Corp., portions of which are summarized on Annual Report on Form 10-K for the year ended June 30, 2023 (the “Form 10-K”).

Furthermore, we state that:

i.
The TRS was prepared in accordance with Subpart 229.1300 of Regulations S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s Form 10-K;
ii.
We consent to the incorporation by reference of the TRS in the Registration Statements on Form S-3 (333-238803) and Form S-8 (No. 333-205024 and No. 333-262857) (the “Registration Statements”);
iii.
We consent to the use of and references to our name in connection with the TRS, Form 10-K and the Registration Statements; and
iv.
the information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

Ausenco is responsible for authoring, and this consent pertains to, the following Sections of the TRS: 1.1, 1.2, 1.10, 1.16, 1.17, 1.18, 1.20, 1.23.1.1, 1.23.1.5, 1.23.1.6, 1.23.1.7, 1.23.2.3, 1.23.2.4, 1.24.1, 1.24.6, 2, 9.3, 10, 13.3, 14, 15.1, 15.2, 15.7.3, 15.8, 15.9, 15.10, 16, 18.1.1, 18.1.2, 18.1.3, 18.1.4, 18.1.5, 18.1.6, 18.1.7, 18.1.8, 18.1.10, 18.1.11.2, 18.1.12, 18.1.13, 18.1.14, 18.1.15, 18.2.1, 18.2.3, 18.2.4, 19, 20, 21, 22.1, 22.5, 22.9, 22.10.1, 22.10.2, 22.10.6, 22.12, 22.13, 22.14, 22.15, 22.16.1.1, 22.16.1.5, 22.16.1.6, 22.16.1.7, 22.16.2.3, 22.16.2.4, 22.17, 23.1, 23.6, 24, 25.

Dated at Vancouver, Canada this 25th Day of September, 2023

/s/ Ausenco Engineering Canada Inc.

_______________________
Ausenco Engineering Canada Inc.